EXHIBIT 21

SUBSIDIARIES OF LANDRY’S RESTAURANTS, INC.

Brenner’s on the Bayou, Inc.

C. A. Muer Corporation

Capt. Crab’s Take-Away of 79th Street, Inc.

CHLN, Inc.

CHLN-Maryland, Inc.

Crab House, Inc.

FSI Devco, Inc.

FSI Restaurant Development Limited

GNL, CORP.

GNLV, CORP.

Golden Nugget Experience, LLC

Golden Nugget, Inc.

Hospitality Headquarters, Inc.

Houston Aquarium, Inc.

Inn at the Ballpark Catering, Inc.

Island Entertainment, Inc.

Island Hospitality, Inc.

Landry’s Crab Shack, Inc.

Landry’s Development, Inc

Landry’s Downtown Aquarium, Inc.

Landry’s G.P., Inc.

Landry’s Gaming, Inc.

Landry’s Harlows, Inc

Landry’s Limited, Inc.

Landry’s Management, L.P.

Landry’s Pesce, Inc.

Landry’s Seafood & Steak House—Corpus Christi, Inc.

Landry’s Seafood House – Alabama, Inc.

Landry’s Seafood House – Arlington, Inc.

Landry’s Seafood House – Biloxi, Inc.

Landry’s Seafood House – Colorado, Inc.

Landry’s Seafood House – Florida, Inc.

Landry’s Seafood House – Lafayette, Inc.

Landry’s Seafood House – Memphis, Inc.

Landry’s Seafood House – Minnesota, Inc.

Landry’s Seafood House – Missouri, Inc.

Landry’s Seafood House – Nevada, Inc.

Landry’s Seafood House – New Mexico, Inc.

Landry’s Seafood House – New Orleans, Inc.

Landry’s Seafood House – North Carolina, Inc.

Landry’s Seafood House – Ohio, Inc.

Landry’s Seafood House – San Luis, Inc.

Landry’s Seafood House – South Carolina, Inc.

Landry’s Seafood Inn & Oyster Bar – Galveston, Inc.

Landry’s Seafood Inn & Oyster Bar – Kemah, Inc.

Landry’s Seafood Inn & Oyster Bar – San Antonio, Inc.

Landry’s Seafood Inn & Oyster Bar – Sugar Creek, Inc.

Landry’s Seafood Inn & Oyster Bar, Inc.

Landry’s Seafood Inn & Oyster Bar II, Inc.

Landry’s Seafood Kemah, Inc.

Landry’s Trademark, Inc.

LCH Acquisition, Inc.

LCHLN, Inc.

LGE, Inc.

LSRI Holdings, Inc.

Marina Acquisition Corporation of Florida, Inc.

Nashville Aquarium, Inc.

Nevada Acquisition Corp.

Rainforest Cafe Canada Holdings, Inc.

Rainforest Cafe, Inc.

Rainforest Cafe, Inc. – Baltimore County

Rainforest Cafe, Inc. – Cha Cha

Rainforest Cafe, Inc. – Kansas

Rainforest Trademark, Inc.

Saltgrass, Inc.

Seafood Holding Supply, Inc.

Summit Aircraft Services, Inc.

Summit One Network, Inc.

Summit Seafood Supply, Inc.

Summit Supply, Inc.

Texas Gaming LLC

The Hofbrau, Inc.

T-Rex Cafe – Kansas City, Inc.

T-Rex Cafe – Orlando, Inc.

T-Rex Cafe – Reno, Inc.

T-Rex Cafe, Inc.

V & A Manhattan, Inc.

West End Seafood, Inc.

Willie G’s Galveston, Inc

Willie G’s Post Oak, Inc.

WSI Fish Limited

Yorkdale Rainforest Restaurants, Inc.